UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 7, 2007
LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(202) 467-6868
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As of September 11, 2007, William P. Angrick, III, Chairman and Chief Executive Officer, Jaime Mateus-Tique, President and Chief Operating Officer and Benjamin R. Brown, Chairman, Technology Advisory Committee and Chief Technology Officer, Government Liquidation, LLC have each entered into a written sales plan pursuant to the guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Each sales plan is designed to provide enhanced asset diversification and liquidity and is a component of each individual’s overall tax and financial planning strategy.

Under each individual’s sales plan, a broker-dealer is authorized to sell up to a specified number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the terms and conditions of such individual’s sales plan, including minimum sale price thresholds, unless the plan is terminated earlier pursuant to its terms.  For Messrs. Angrick’s and Mateus-Tique’s sales plans, the minimum sale price thresholds are significantly above the current market price of the Company’s Shares.

Mr. Angrick’s sales plan calls for the sale of up to 600,000 Shares or approximately 7% of the Shares he beneficially owns (excluding options exercisable within 60 days).  If the sale of all of the Shares proposed to be sold under his plan is completed, Mr. Angrick would continue to beneficially own approximately 7.8 million Shares (excluding options exercisable within 60 days).  Under Mr. Angrick’s plan, the maximum number of Shares that may be sold in a single trading day is 10,000 Shares.

Mr. Mateus-Tique’s plan calls for the sale of up to 617,311 Shares or approximately 17% of his Shares (excluding options exercisable within 60 days and excluding sales that may be made pursuant to Mr. Mateus-Tique’s other sales plan previously announced in a Current Report on Form 8-K, dated December 18, 2006). If the sale of all of the Shares proposed to be sold under his plan is completed, Mr. Mateus-Tique would continue to beneficially own approximately 3.1 million Shares (excluding options exercisable within 60 days and excluding sales that may be made pursuant to Mr. Mateus-Tique’s other sales plan previously announced in a Current Report on Form 8-K, dated December 18, 2006). Under Mr. Mateus-Tique’s plan, the maximum number of Shares that may be sold in a single trading day is equal to the lesser of (i) 8% of the prior days’ trading volume of Shares and (ii) 25,000 Shares.

Mr. Brown’s plan calls for the sale of up to 300,000 shares or approximately 50% of his Shares (excluding options exercisable within 60 days). If the sale of all of the Shares proposed to be sold under his plan is completed, Mr. Brown would continue to beneficially own approximately 297,000 Shares (excluding options exercisable within 60 days). Under Mr. Brown’s plan, the maximum number of Shares that may be sold in a single trading day is 25,000 Shares.

Each plan has been approved pursuant to the terms of the Company’s policies.  All sales under these sales plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Other Company executives may from time to time adopt 10b5-1 plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: September 11, 2007
	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary